Exhibit 10.57

Execution Version

AMENDMENT

TO EXCHANGE AGREEMENT

(New Madrid)

THIS AMENDMENT (this “Amendment”) is dated as of March 8, 2013 and made by and among Clean Coal Solutions, LLC, a Colorado limited liability company (“CCS”), AEC-NM, LLC, a Colorado limited liability company (“Lessor”), and GS RC Investments LLC, a Delaware limited liability company (“Lessee”). CCS, Lessor and Lessee may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Parties have previously entered into that certain Exchange Agreement, dated as of November 21, 2011 (the “Exchange Agreement”);

WHEREAS, contemporaneously herewith, Lessor and Lessee are entering into that certain Amended and Restated Equipment Lease (the “A&R Equipment Lease”), thereby amending and restating the terms of that certain Equipment Lease between Lessor and Lessee, dated as of November 21, 2011, as amended as of December 21, 2012 (the “New Equipment Lease”); and

WHEREAS, the Parties desire to amend the Exchange Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the promises and agreements set forth in this Amendment, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the respective meaning ascribed to such terms in the Exchange Agreement.

ARTICLE II

AMENDMENTS TO EXCHANGE AGREEMENT

Section 2.1 Amendments to Definitions.

a. The following definitions shall be added to Section 1.1 of the Exchange Agreement:

“A&R Equipment Lease” means the Amended and Restated Equipment Lease, dated as of March 8, 2013, by and between Lessor and Lessee, as the same may be modified, amended or restated from time to time.

“Term” has the meaning set forth in the New Equipment Lease or the A&R Equipment Lease, as the context requires.

b.	The definition of “Loss” or “Losses” shall be deleted in its entirety and replaced as follows:

“Loss” or “Losses” means losses, lost Section 45 Credits (but only to the extent such Section 45 Credits relate to Refined Coal actually produced by the New Facility and solely as set forth in Section 7.1(c)(i) hereof), liabilities, causes of action, assessments, cleanup, removal, remediation and restoration obligations, judgments, awards, damages, natural resource damages, contribution, cost-recovery and compensation obligations, fines, fees, penalties and costs and expenses (including litigation costs and reasonable attorneys’ and experts’ fees and expenses).

c.	The following sentence is hereby added to the end of Section 1.2 of the Exchange Agreement:

“All references to an agreement herein mean such agreement as it may be amended, restated or modified from time to time.”

Section 2.2 Amendment to Section 7.1(c)(ii). Section 7.1(c)(ii) of the Exchange Agreement shall be deleted in its entirety and replaced as follows:

Except as otherwise provided in Section 7.1(c)(iv), the CCS Parties shall not have any liability for Lessee Indemnified Costs for breaches of the representations and warranties in Sections 3.1(a), (b), (c), (e), (g), (j), (n) and (o) to the extent the aggregate amount of such Losses exceeds the sum of six million dollars ($6,000,000) plus the Initial Term Rent Payments, Renewal Term Rent Payments (as such terms are defined in the A&R Equipment Lease) and any other rent payments made by Lessee to Lessor under the New Equipment Lease or the A&R Equipment Lease during the Term as of the relevant time of determination (the “CCS First Cap Amount”).

Section 2.3 Amendment to Section 9.7.

a.	The addresses set forth in Section 9.7 of the Exchange Agreement immediately following “If to the Lessee, to:” shall be deleted in their entirety and replaced with the following addresses:

GS RC Investments LLC

c/o Goldman Sachs & Co.

200 West St.

New York, NY 10282

Attention: Pooja Goyal

Fax: (212) 256-5304

Email: pooja.goyal@gs.com

With a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

1001 Fannin St., Suite 2500

Houston, TX 77002-6760

Attention: Kaam Sahely

Fax: (713) 615-5150

Email: ksahely@velaw.com

b.	The addresses set forth in Section 9.7 of the Exchange Agreement immediately following “If to the CCS Parties, to:” shall be deleted in their entirety and replaced with the following addresses:

Clean Coal Solutions, LLC

One Denver Tech Center

5251 DTC Parkway, Suite 825

Greenwood Village, CO 80111

Attention: Jim Zerefos

Fax: (303) 751-9210

With a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

One Tabor Center

1200 Seventeenth Street, Suite 1500

Denver, CO 80202

Attention: Tyler Harvey

Fax: (303) 899-7333

E-mail: tyler.harvey@hoganlovells.com

ARTICLE III

GENERAL PROVISIONS

Section 3.1 Effectiveness and Ratification. All of the provisions of this Amendment shall be effective as of the date hereof. Except as specifically provided for in this Amendment, the terms of the Exchange Agreement shall remain in full force and effect. In the event of any conflict or inconsistency between the terms of this Amendment and the Exchange Agreement with respect to a period of time from and after the date hereof, the terms of this Amendment shall prevail and govern.

Section 3.2 Amendment; Entire Agreement. This document contains the entire agreement among the Parties with respect to the subject matter hereof. There are no oral agreements among the Parties with respect to the subject matter hereof.

Section 3.3 Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law principles of such state.

Section 3.4 Counterparts. This Amendment may be signed in two or more counterparts, each of which taken together shall constitute one instrument, and each of the Parties may execute this Amendment by signing any such counterpart. This Amendment shall become effective upon execution by all of the Parties. A facsimile copy or other electronic transmission of an executed counterpart will be deemed an original.

[Signature Page Follows]

IN WITNESS WHEREOF, CCS, Lessor and Lessee have caused this Amendment to be executed and delivered as of the date first set forth above.

CLEAN COAL SOLUTIONS, LLC

By:
Name:
Title:

AEC-NM, LLC

By: Clean Coal Solutions, LLC,
its managing member

By:
Name:
Title:

GS RC INVESTMENTS LLC

By: GSFS Investments I Corp.,
its sole member

By:
Name:
Title:

Signature page to Amendment to Exchange Agreement (New Madrid)